Exhibit 10.4

TERMINATION AND
RELEASE OF ESCROW AGREEMENT

GENESIS SOLAR CORPORATION, a Colorado corporation (“Buyer”), and GENESIS ENERGY INVESTMENT PLC, an Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange (“Seller”), and OPPENHEIM LAW FIRM, as escrow agent (“Escrow Agent”) are parties to that certain Escrow Agreement dated as of May 25, 2010 pursuant to which Buyer has deposited 14,146,093 shares of the Buyer’s common stock and certain other documents pursuant to the terms of said Escrow Agreement, and Seller has deposited certain documents, all as described in the Escrow Agreement.

Pursuant to Section 15 of the Escrow Agreement, the Buyer, the Seller, and the Escrow Agent desire to terminate the Escrow Agreement and direct the Escrow Agent to deposit all of the assets held by the Escrow Agent pursuant to the Escrow Agreement into an escrow to be established pursuant to a new Escrow Agreement dated as of the date hereof (the “New Escrow”) except document (a)(viii) [which is a certificate executed by Buyer as required by Section 2.4(b)(ii) of the Amended and Restated Stock Purchase Agreement dated May 12, 2010 (the “Restated SPA”)], which document the Escrow Agent will return to Buyer.

The Buyer and Seller hereby agree that Seller has met the requirement set forth in Section 2.2(c) of the Restated SPA for Seller Invested Funds as set forth therein.

The Escrow Agent acknowledges that it has received all compensation required to be paid to it pursuant to paragraph 8(i) of the Escrow Agreement or otherwise, and releases both Buyer and Seller from any other payment obligation with respect to the Escrow Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the July 27, 2010.

Buyer GENESIS SOLAR CORPORATION By: ___________________________ David W. Brenman, President	Escrow Agent OPPENHEIM LAW FIRM By: ___________________ Dr. Zsolt Cseledi, Partner

Seller:
GENESIS ENERGY INVESTMENT, PLC

By:
____________________________ Edward Mier-Jedrzejowicz	____________________________ Tamas Matarits
Chairman of the Management Board	Member of the Management Board
Genesis Energy Investment Public Limited Company